Exhibit 10.13

CONSULTING SERVICES AMENDING AGREEMENT

This Consulting Services Amending Agreement is made and entered into this 5th day of October, 2010 by and between TEN Associates LLC, (the “Consultant”), whose principal place of business is at 16810 E. Avenue of the Fountains, Suite 112 and Diamond Technologies Inc. (the “Client”), whose principal place of business is at 15 Allstate Parkway Suite 600, Markham, Ontario, Canada, L3R 5B4.

WHEREAS:

1.   The parties entered into a Consulting Services Agreement dated April 22, 2010.

2.	The parties wish to amend the said Consulting Services Agreement in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.   Paragraph 3 of the Consulting Services Agreement is deleted.

B.   Paragraph 4 of the Consulting Services Agreement is amended to read as follows:

Compensation. In consideration of the services to be provided for the Client by the Consultant, the Client hereby agrees to compensate the Consultant as follows:

Until otherwise agreed, Client will compensate the Consultant for its services hereunder at the rate of $5,000 per month, payable monthly in advance.

Upon execution of the Agreement, the Client agrees to wire transfer to the Consultant $5,000 cash to the account below for the 1st month. Subsequent monthly payments shall be remitted in the same manner.

TEN Associates LLC
Case Bank
16744 E. Avenue of the Fountains
Fountain Hills, AZ 85268
ABA: 122100024
Acct: 869706382

C.   Paragraph 5 of the Consulting Services Agreement is amended to read as follows:

Termination.  Either party will have the right to terminate this Consulting Services Agreement, as amended by this Consulting Services Amending Agreement, upon giving the other at least 60 days prior written notice to the other.

D.   Paragraph 6 of the Consulting Services Agreement is deleted

E.   Paragraph 12 of the Consulting Services Agreement is amended as follows:

Waiver of Breach.   Any waiver of breach of any provision of this agreement by either party shall not operate or be construed as a waiver of any subsequent breach by such party.

F.   Paragraph 13 of the Consulting Services Agreement is amended as follows:

Assignment. This Agreement shall not be assignable by either the Consultant or the Client.

G.	Except as provided herein, the Consulting Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

DIAMOND TECHNOLOGIES INC.

VINCE LEITAO

By: Vince Leitao

Title: President
Date: Oct/05/2010

TEN ASSOCIATES LLC

TOM NELSON

By: Tom Nelson

Title: Managing Director
Date: 10/05/2010